Offer Letter to Exercise at the Existing Exercise Price or to Exchange for Common Stock

by

NAVIOS MARITIME HOLDINGS INC.

of

up to 49,571,720 of its Outstanding Warrants

at:

(i) an Exercise Price of $5.00 Per Warrant for 1.16 shares of Common Stock, and
(ii) an Exchange of 5.25 Warrants for One Share of Common Stock

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON JANUARY 26, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated December 28, 2006 (the ‘‘Offer Letter’’), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘offer’’), in connection with the offer by Navios Maritime Holdings Inc., a Marshall Islands corporation (the ‘‘Company’’), for a period of twenty (20) business days, to the holders of the Company’s publicly traded warrants (the ‘‘Warrants’’) that are outstanding to purchase an aggregate of 49,571,720 shares of common stock par value $.0001 per share, (the ‘‘Common Stock’’) of the Company, which were issued by International Shipping Enterprises, Inc., the Company’s legal predecessor, in its initial public offering, as follows:

•	To modify terms on which the Warrants can be exercised to increase temporarily the number of shares of Common Stock to be received upon exercise of a Warrant from one to 1.16 upon payment of the $5.00 exercise price; and

•	To modify terms on which the Warrants can be exercised to permit temporarily the exchange of 5.25 Warrants for one share of Common Stock.

NO FRACTIONAL SHARES WILL BE ISSUED IF YOU ELECT TO EXERCISE WARRANTS AND YOUR EXERCISE RESULTS IN A FRACTIONAL SHARE OF COMMON STOCK TO BE ISSUED, YOU WILL RECEIVE THE MARKET VALUE OF SUCH FRACTIONAL SHARE BASED ON THE CLOSING PRICE OF THE COMMON STOCK ON THE DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE.

UNEXERCISED WARRANTS SHALL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON DECEMBER 9, 2008.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE WARRANTS, PROVIDED THAT THE COMPANY RESERVES THE RIGHT TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You may exercise some or all of your Warrants, and you may exercise your Warrants pursuant to either method identified above or through a combination of both methods.    If you want to exercise Warrants in this offer, please specify the method of exercising your Warrants you are using. If you are using more than one method of exercising your Warrants, please specify the number of Warrants for each method. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exercise pursuant to the offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to exercise.

On the terms and subject to the conditions of the offer, the Company will allow you to exercise all Warrants properly exercised before the Expiration Date (as defined in the Offer Letter) and not properly withdrawn, at (i) an exercise price of $5.00 for 1.16 shares of Common Stock and (ii) an exchange rate of 5.25 Warrants for one (1) share of Common Stock.

We are the owner of record of shares held for your account. As such, we are the only ones who can exercise and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exercise and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exercise any or all of the Warrants we hold for your account on the terms and subject to the conditions of the offer.

Please note the following:

1.	You may exercise your Warrants at the exercise price of $5.00 to receive 1.16 shares of Common Stock per Warrant.

2.	You may exercise your warrants by exchanging 5.25 Warrants in exchange for one (1) share of Common Stock.

3.	The offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

4.	The offer and withdrawal rights will expire at 5 p.m., New York City time, on January 26, 2007, unless the Company extends the tender offer.

5.	The offer is for up to 49,571,720 Warrants, constituting 100% of the total number of the Company’s publicly traded outstanding Warrants as of December 27, 2006.

6.	Tendering Warrant holders who are registered Warrant holders or who tender their shares directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

7.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exercised.

If you wish to have us exercise any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exercise your Warrants, we will exercise and tender all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the offer. Please note that the offer and withdrawal rights will expire at 5:00 p.m., New York City time, on January 26, 2007, unless the offer is extended.

The offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record holders of Warrants. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary makes any recommendation to any warrant holder as to whether to exercise or refrain from exercising any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the offer and should consult your own investment and tax advisors. You must decide whether to exercise your Warrants and, if so, how many Warrants to exercise and by which method. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO

Offer Letter to Exercise at the Existing Price or to Exchange for Common Stock

by NAVIOS MARITIME HOLDINGS INC.

of

up to 49,571,720 of its Outstanding Warrants

at:

(i) an Exercise Price of $5.00 Per Warrant for 1.16 shares of Common Stock, and
(ii) an Exchange of 5.25 Warrants for One Share of Common Stock

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated December 28, 2006 (the ‘‘Offer Letter’’), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ‘‘tender offer’’), in connection with the offer by Navios Maritime Holdings Inc., a Marshall Islands corporation (the ‘‘Company’’), for a period of twenty (20) business days, to the holders of the Company’s publicly traded warrants (the ‘‘Warrants’’) that are outstanding to purchase an aggregate of 49,571,720 shares of common stock par value $.0001 per share, (the ‘‘Common Stock’’), which were issued by International Shipping Enterprises, Inc., the Company’s legal predecessor, in its initial public offering, as follows:

•	To modify the terms on which the Warrants can be exercised to temporarily increase the number of shares of Common Stock to be received upon exercise of a Warrant from one to 1.16 upon payment of the $5.00 exercise price and,

•	To modify terms on which the Warrants can be exercised to permit temporarily the exchange of 5.25 Warrants for one share of Common Stock.

The undersigned hereby instructs you to exercise the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the offer.

(please check if any or all of your Warrants being exercised are part of a unit) As the Warrants you are being instructed to exercise pursuant to the offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the exercise of the outstanding Warrants.

In participating in the offer, the undersigned acknowledges that: (1) the offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (‘‘Tax Items’’) related to the tender offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

- (continued on following page) -

Your choice of options (indicate by check mark):

$5.00 Exercise Price

Warrant Exchange Exercise                             *

Combination of Both                        *

Number of Warrants to be exercised by you for the account of the undersigned:

** Warrants exercised at the $5.00 Exercise Price
** Warrants exercised pursuant to an Exchange

*	Fractional shares of Common Stock will not be issued. Any resulting fractional shares will be paid to you in cash based on the value of such fractional amount based on the closing price of the Common Stock on the date immediately preceding the Expiration Date.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exercised

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date: